EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form 8-K/A of our report dated March 29, 2019 relating to the consolidated financial statements of Stabilis Energy, LLC and Subsidiaries, which appears in this Current Report.

/s/ Ham, Langston and Brezina, L.L.P.

Houston, Texas

October 7, 2019